090203

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PETRON ENERGY II, INC. [NV20081373194]

2. The articles have been amended as follows: (provide article numbers, if available)

Authorized shares of the Corporation increased from 2,010,000,000 shares to 5,010,000,000 shares.

(See Attached) Article 3, "Authorized Stock" and Article IV., are hereby amended as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

OF

PETRON ENERGY II, INC.
A Nevada Corporation

The undersigned shareholders holding and possessing a majority of the issued and outstanding shares of Common Stock of Petron Energy II, Inc., a Nevada corporation (the "Corporation"), by their signatures below or on a counterpart hereof, hereby adopt the following resolutions, by written consent, effective as of the date hereof, which shall have the same force and effect as if adopted at a meeting duly-convened of the Corporation.

WHEREAS:

A. The Corporation wishes to adopt and approve the actions (the "Actions") set forth fully herein as it deems the Actions to be in the best interests of the Corporation on a going-forward basis.

B. This Resolution authorizes the Corporation's Board of Directors to take the following Actions which shall become effective immediately.

IT IS RESOLVED THAT:

RESOLVED, that the Corporation is hereby authorized to increase the total number of authorized stock of the Corporation from 2,010,000,000 to 5,010,000,000 shares consisting of: (i) 5,000,000,000 shares of common stock, par value $0.00001 per share ("Common Stock"); and (ii) 10,000,000 shares of preferred stock par value $0.001 per share ("Preferred Stock").

RESOLVED FURTHER, that facsimile copy of this Resolution signed by any and/or all Shareholders shall have the same binding and legal effect as an original of the same.

RESOLVED FURTHER, that this Resolution may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

RESOLVED FURTHER, that the officers of this corporation are hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

<u>CERTIFICATION</u>

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed by the written consent of the Shareholders of Petron Energy II, Inc., and that the said Resolution is now in full force and effect.

____
Floyd Smith – 51% Shareholder

October 2, 2014
Dated

ACTION BY WRITTEN CONSENT OF DIRECTORS

OF

PETRON ENERGY II, INC.
A Nevada Corporation

The undersigned, being all of the directors (the "Directors") of Petron Energy II, Inc., a Nevada Corporation, (the "Corporation") hereby waive the calling or holding of a meeting of the Board of Directors of the Corporation, consent in writing, as of October 2, 2014, pursuant to the Bylaws of the Corporation and the Nevada Revised Statutes hereby consent to the following actions of the Corporation.

WHEREAS:

A. The Corporation wishes to adopt and approve the actions (the "Actions") set forth fully herein as it deems the Actions to be in the best interests of the Corporation on a going-forward basis.

B. The Corporation's Directors have received and reviewed, concurrently herewith, consent to take the Actions from holders of at least 51% of the shares of Corporation's voting stock issued and outstanding.

C. This Resolution of the Corporation's Board of Directors shall become effective immediately.

IT IS RESOLVED THAT:

1. ***AMENDMENT TO ARTICLES OF INCORPORATION***

RESOLVED, that the Corporation is hereby authorized to increase the total number of authorized stock of the Corporation from 2,010,000,000 to 5,010,000,000 shares consisting of: (i) 5,000,000,000 shares of common stock, par value $0.00001 per share ("Common Stock"); and (ii) 10,000,000 shares of preferred stock par value $0.001 per share ("Preferred Stock").

RESOLVED FURTHER, that facsimile copy of this Resolution signed by any and/or all Directors shall have the same binding and legal effect as an original of the same.

RESOLVED FURTHER, that this Resolution may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

RESOLVED FURTHER, that the officers of this corporation are hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

2. ***OMNIBUS RESOLUTION***

RESOLVED: That the officers of the Corporation, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

RESOLVED FURTHER: This Unanimous Written Consent of the Board of Directors of Petron Energy II, Inc. may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute one Written Consent, notwithstanding that all directors are not signatories to the same counterpart, effective as of the date first written above. This Unanimous Written Consent may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director.

CERTIFICATION

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed by the written consent of the Directors of Petron Energy II, Inc., and that the said Resolution is now in full force and effect.

Floyd Smith – Director

October 2, 2014
Dated

David Knepper – Director

October 2, 2014
Dated

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
(continued)

"**3. Authorized Stock**: (number of shares corporation is authorized to issue):

Number of shares with par value: 5,010,000,000
Par value per share of Common Stock: $0.00001
Par value per share Preferred Stock: $0.001
Number of shares without par value: 0"

"ARTICLE IV.

The total number of shares of stock that the Corporation shall have authority to issue is 5,010,000,000, consisting of 5,000,000,000 shares of common stock, par value $0.00001 per share ("Common Stock"), and 10,000,000 shares of preferred stock par value $0.001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The amendments described herein shall have no effect whatsoever on any of the Corporation's previously designated series of preferred stock, including the preferences, limitations and rights associated therewith, which series of preferred stock shall remain in full force and effect following the effectiveness of the amendments described above and it shall be treated for all purposes as though such Certificates of Designation are incorporated by reference herein and restated herein in their entirety.